Exhibit 99.1
FOR IMMEDIATE RELEASE
GROUP 1 AUTOMOTIVE REPORTS SOLID FIRST-QUARTER EARNINGS ON STRONG REVENUE GROWTH
Acquires Audi Dealership in Columbia, S.C.
HOUSTON, April 27, 2010 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported first-quarter adjusted net income of $10.4 million, or $0.44 per diluted share, for the period ended March 31, 2010, as compared to adjusted net income of $4.7 million, or $0.20 per diluted share, for the first quarter of 2009.
For comparison purposes, as shown in the attached reconciliation table, the adjusted first-quarter 2010 results exclude net after-tax losses of $2.5 million, or $0.10 per diluted share, associated with the early redemption of the company’s 8.25 percent senior subordinated notes in 2010. The adjusted first-quarter 2009 results exclude net after-tax gains of $3.7 million, or $0.17 per diluted share, comprised of gains on debt redemptions partially offset by a loss incurred on a dealership disposition. Including these items, net income for the first quarter of 2010 was $8.0 million, or $0.34 per diluted share.
First-Quarter Operating Highlights
•	Group 1’s total consolidated revenues grew 16.8 percent, with new vehicle and used vehicle retail sales increasing 18.1 percent and 24.3 percent, respectively.

•	Same-store revenues reflected even stronger increases, with total revenue growth of 17.4 percent compared to the prior year.

•	Group 1’s same-store gross margin was 17.2 percent, largely driven by a significant sequential improvement in used retail vehicle margins to 9.5 percent, as well as improvements in both new vehicle and parts and service margins.

•	On a same-store per-retail-unit basis, new vehicle gross profit improved 13.6 percent to $1,891, and finance and insurance gross profit grew to $1,063.

•	Same-store wholesale used vehicle gross profit increased 58.9 percent to $251 per unit sold, as wholesale used vehicle auction prices continue to be strong.

•	Group 1’s consolidated selling, general and administrative (SG&A) expenses as a percent of gross profit improved 250 basis points, to 81.4 percent, compared to the prior-year period.
“Fueled by an improved industry selling environment late in the first quarter, we were successful in delivering a strong start to 2010 with adjusted earnings per share more than doubling from the same period a year ago,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “These solid results reflect the benefits of an improved business structure coupled with a strengthening auto retail market.”
Corporate Development Update
Group 1 announced it acquired an Audi dealership in Columbia, S.C., on April 26. The dealership is expected to generate $14.5 million of estimated annual revenues. This dealership will complement the company’s existing BMW of Columbia store.
The company previously announced that it had acquired Toyota/Scion of Rock Hill in South Carolina with expected annual revenues of $55 million in April.
During the first quarter, as previously announced, Group 1 acquired two BMW/Mini dealerships in the United

Group 1 Automotive, Inc.
Kingdom – Barons Farnborough and Barons Hindhead – located southwest of London. Additionally, Mercedes-Benz USA awarded Group 1 Sprinter franchises in Massapequa, N.Y., and Augusta, Ga.
Year to date, Group 1 has added eight franchises that are expected to generate $242.2 million in estimated annual revenues.
Balance Sheet
New vehicle inventory was $454.3 million as of March 31, 2010, an increase of $26.4 million compared to Dec. 31, 2009. During the first quarter, the company issued $100.0 million of 3.00 percent convertible bonds and subsequently redeemed all of its outstanding 8.25 percent senior subordinated notes. The company ended the quarter with overall immediately available funds of $113.6 million and overall available liquidity of $291.0 million.
First-Quarter Earnings Conference Call
Group 1’s senior management will host a conference call today at 10 a.m. ET to discuss the first-quarter financial results and the company’s outlook and strategy.
The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days. A slide presentation will be posted to Group 1’s website prior to the call.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 888.417.2254
International: 719.457.2605
Participant Passcode: 7454724
A telephonic replay will be available following the call through May 4 by dialing:
Domestic: 888.203.1112
International: 719.457.0820
Replay Passcode: 7454724
About Group 1 Automotive, Inc.
Group 1 owns and operates 102 automotive dealerships, 138 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our

Group 1 Automotive, Inc.
Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.
Investor contacts:
Kim Paper Canning, Manager, Investor Relations | Group 1 Automotive Inc. | 713-647-5741 | kpaper@group1auto.com
Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs
Group 1 Automotive Inc. | 713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc. | 713-627-2223 | cwoods@piercom.com

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009	% Change
REVENUES:
New vehicle retail sales	$646,121	$547,292	18.1%
Used vehicle retail sales	279,609	224,859	24.3
Used vehicle wholesale sales	42,512	34,736	22.4
Parts and service	185,435	180,865	2.5
Finance and insurance	37,476	32,065	16.9

Total revenues	1,191,153	1,019,817	16.8

COST OF SALES:
New vehicle retail sales	606,747	517,818	17.2
Used vehicle retail sales	253,172	200,253	26.4
Used vehicle wholesale sales	40,849	33,792	20.9
Parts and service	85,864	85,300	0.7

Total cost of sales	986,632	837,163	17.9

GROSS PROFIT	204,521	182,654	12.0

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	166,406	153,234	8.6

DEPRECIATION AND AMORTIZATION EXPENSE	6,485	6,508	(0.4)

OPERATING INCOME	31,630	22,912	38.0

OTHER INCOME (EXPENSE):
Floorplan interest expense	(7,566)	(8,962)	(15.6)
Other interest expense, net	(7,104)	(6,963)	2.0
Gain (loss) on redemption of long-term debt	(3,872)	7,381	(152.5)
Other income, net	—	3	(100.0)

INCOME BEFORE INCOME TAXES	13,088	14,371	(8.9)

PROVISION FOR INCOME TAXES	(5,107)	(5,996)	(14.8)

NET INCOME	$7,981	$8,375	(4.7)%

DILUTED INCOME PER SHARE	$0.34	$0.37	(8.1)%

Weighted average diluted shares outstanding	23,688	22,923	3.3%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	March 31,	December 31,
	2010	2009	% Change
	(Unaudited)
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$28,172	$13,221	113.1%
Contracts in transit and vehicle receivables, net	105,535	86,500	22.0
Accounts and notes receivable, net	65,337	62,496	4.5
Inventories	654,660	596,743	9.7
Deferred income taxes	15,385	14,653	5.0
Prepaid expenses and other current assets	44,375	48,425	(8.4)

Total current assets	913,464	822,038	11.1
PROPERTY AND EQUIPMENT, net	480,285	475,828	0.9
GOODWILL AND INTANGIBLE FRANCHISE RIGHTS	660,811	658,281	0.4
OTHER ASSETS	12,253	13,267	(7.6)

Total assets	$2,066,813	$1,969,414	4.9%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$559,439	$491,892	13.7%
Offset account related to floorplan notes payable — credit facility	(85,353)	(71,573)	19.3
Floorplan notes payable — manufacturer affiliates	114,249	115,180	(0.8)
Current maturities of long-term debt	14,862	14,355	3.5
Current liabilities from interest rate risk management activities	8,304	10,412	(20.2)
Accounts payable	97,141	72,276	34.4
Accrued expenses	84,777	86,271	(1.7)

Total current liabilities	793,419	718,813	10.4
2.25% CONVERTIBLE SENIOR NOTES (aggregate principal of $182,753 at March 31, 2010 and December 31, 2009)	133,443	131,932	1.1
3.00% CONVERTIBLE SENIOR NOTES (aggregate principal of $100,000 at March 31, 2010)	62,835	—	100.0
8.25% SENIOR SUBORDINATED NOTES	—	73,267	(100.0)
MORTGAGE FACILITY, net of current maturities	179,572	182,216	(1.5)
OTHER REAL ESTATE RELATED AND LONG-TERM DEBT,
net of current maturities	17,599	19,040	(7.6)
CAPITAL LEASE OBLIGATIONS RELATED TO REAL ESTATE,
net of current maturities	37,237	37,686	(1.2)
DEFERRED INCOME TAXES	36,979	33,932	9.0
LIABILITIES FROM INTEREST RATE RISK MANAGEMENT ACTIVITIES	21,238	20,151	5.4
OTHER LIABILITIES	27,780	26,633	4.3
DEFERRED REVENUES	4,690	5,588	(16.1)

STOCKHOLDERS’ EQUITY:
Common stock	262	262	—
Additional paid-in capital	368,314	346,055	6.4
Retained earnings	479,913	471,932	1.7
Accumulated other comprehensive loss	(27,268)	(26,256)	3.9
Treasury stock	(69,200)	(71,837)	(3.7)

Total stockholders’ equity	752,021	720,156	4.4

Total liabilities and stockholders’ equity	$2,066,813	$1,969,414	4.9%

KEY DEBT COVENANT METRICS:
Senior secured leverage ratio (must be less than 2.75)	1.39	1.31
Total leverage ratio (must be less than 4.50)	3.71	3.29
Fixed charge coverage ratio (must be greater than 1.25)	1.67	1.76
Current ratio (must be greater than 1.15)	1.39	1.34

Group 1 Automotive, Inc.
Consolidated Statements of Adjusted Cash Flows from Operating Activities
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2010	2009	% Change
Net income	$7,981	$8,375	(4.7)%
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,485	6,508	(0.4)
Deferred income taxes	4,330	6,138	(29.5)
(Gain) loss on redemption of long-term debt	3,872	(7,381)	152.5
Stock-based compensation	2,697	2,237	20.6
Amortization of debt discount and issue costs	1,635	1,971	(17.0)
Tax effect from stock-based compensation	116	384	(69.8)
Other	233	(649)	135.9
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Inventories	(48,234)	202,026	(123.9)
Floorplan notes payable — credit facility	67,547	(197,660)	134.2
Floorplan notes payable — manufacturer affiliates	(693)	(25,285)	(97.3)
Contracts-in-transit and vehicle receivables	(19,097)	16,910	(212.9)
Accounts and notes receivable	(3,091)	12,655	(124.4)
Prepaid expenses and other assets	1,622	5,569	(70.9)
Deferred revenues	(898)	(1,241)	(27.6)
Accounts payable and accrued expenses	22,960	(10,715)	314.3

Adjusted net cash provided by operating activities	$47,465	$19,842	139.2%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended
		March 31,
		2010	2009
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Region	Geographic Market
Eastern	Massachusetts	15.3%	13.8%
	New Jersey	6.5	7.0
	New Hampshire	4.6	3.7
	New York	3.7	4.3
	Georgia	3.7	3.6
	Louisiana	2.9	3.4
	Florida	1.9	2.1
	Mississippi	1.9	1.6
	Alabama	1.4	0.7
	Maryland	0.7	0.9
	South Carolina	0.3	0.3

		42.9	41.4

Central	Texas	30.9	31.9
	Oklahoma	7.7	8.3
	Kansas	0.9	1.0

		39.5	41.2

Western	California	13.8	15.6

International	United Kingdom	3.8	1.8

		100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		34.8%	35.1%
Nissan/Infiniti		15.8	11.7
Honda/Acura		12.6	13.6
BMW/Mini		10.4	9.1
Ford		9.2	9.2
Mercedes-Benz		5.6	6.2
GM		3.6	3.9
Chrysler		2.8	6.9
Other		5.2	4.3

		100.0%	100.0%

NEW VEHICLE UNIT SALES OTHER MIX:
Import		58.5%	55.6%
Luxury		26.9	25.4
Domestic		14.6	19.0

		100.0%	100.0%

Car		57.7%	56.0%
Truck		42.3	44.0

		100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2010	2009	% Change
REVENUES:
New vehicle retail sales	$646,121	$547,292	18.1%
Used vehicle retail sales	279,609	224,859	24.3
Used vehicle wholesale sales	42,512	34,736	22.4

Total used	322,121	259,595	24.1
Parts and service	185,435	180,865	2.5
Finance and insurance	37,476	32,065	16.9

Total	$1,191,153	$1,019,817	16.8%

GROSS MARGIN:
New vehicle retail sales	6.1%	5.4%
Used vehicle retail sales	9.5	10.9
Used vehicle wholesale sales	3.9	2.7
Total used	8.7	9.8
Parts and service	53.7	52.8
Finance and insurance	100.0	100.0
Total	17.2%	17.9%

GROSS PROFIT:
New vehicle retail sales	$39,374	$29,474	33.6%
Used vehicle retail sales	26,437	24,606	7.4
Used vehicle wholesale sales	1,663	944	76.2

Total used	28,100	25,550	10.0
Parts and service	99,571	95,565	4.2
Finance and insurance	37,476	32,065	16.9

Total	$204,521	$182,654	12.0%

UNITS SOLD:
Retail new vehicles sold	20,631	17,931	15.1%
Retail used vehicles sold	14,993	13,092	14.5
Wholesale used vehicles sold	6,716	6,429	4.5

Total used	21,709	19,521	11.2%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,908	$1,644	16.1%
Used vehicle retail sales	1,763	1,879	(6.2)
Used vehicle wholesale sales	248	147	68.7
Total used	1,294	1,309	(1.1)
Finance and insurance (per retail unit)	$1,052	$1,034	1.7%

OTHER:
SG&A expenses	$166,406	$153,234	8.6%
SG&A as % revenues	14.0%	15.0%
SG&A as % gross profit	81.4%	83.9%
Operating margin	2.7%	2.2%
Pretax margin	1.1%	1.4%

Floorplan interest	$(7,566)	$(8,962)	(15.6)%
Floorplan assistance	5,235	4,534	15.5

Net floorplan expense	$(2,331)	$(4,428)	(47.4)%

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2010	2009	% Change
REVENUES:
New vehicle retail sales	$633,037	$534,093	18.5%
Used vehicle retail sales	272,500	218,587	24.7
Used vehicle wholesale sales	41,588	33,778	23.1

Total used	314,088	252,365	24.5
Parts and service	182,764	175,860	3.9
Finance and insurance	37,117	31,394	18.2

Total	$1,167,006	$993,712	17.4%

GROSS MARGIN:
New vehicle retail sales	6.0%	5.5%
Used vehicle retail sales	9.5	10.9
Used vehicle wholesale sales	4.0	2.9
Total used	8.8	9.9
Parts and service	53.7	52.9
Finance and insurance	100.0	100.0
Total	17.2%	18.0%

GROSS PROFIT:
New vehicle retail sales	$38,244	$29,130	31.3%
Used vehicle retail sales	25,915	23,923	8.3
Used vehicle wholesale sales	1,669	990	68.6

Total used	27,584	24,913	10.7
Parts and service	98,167	93,077	5.5
Finance and insurance	37,117	31,394	18.2

Total	$201,112	$178,514	12.7%

UNITS SOLD:
Retail new vehicles sold	20,222	17,491	15.6%
Retail used vehicles sold	14,691	12,679	15.9
Wholesale used vehicles sold	6,637	6,257	6.1

Total used	21,328	18,936	12.6%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,891	$1,665	13.6%
Used vehicle retail sales	1,764	1,887	(6.5)
Used vehicle wholesale sales	251	158	58.9
Total used	1,293	1,316	(1.7)
Finance and insurance (per retail unit)	$1,063	$1,041	2.1%

OTHER:
SG&A expenses	$163,258	$147,630	10.6%
SG&A as % revenues	14.0%	14.9%
SG&A as % gross profit	81.2%	82.7%
Operating margin	2.7%	2.5%

Floorplan interest	$(7,505)	$(8,849)	(15.2)%
Floorplan assistance	5,220	4,381	19.2

Net floorplan expense	$(2,285)	$(4,468)	(48.9)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009	% Change
NET INCOME RECONCILIATION:

As reported	$7,981	$8,375	(4.7)%
Adjustments:
Loss on dealership disposition (2)	—	549
Loss (gain) on debt redemption (3)	2,458	(4,217)

Adjusted net income (1)	$10,439	$4,707	121.8%

DILUTED INCOME PER SHARE RECONCILIATION:

As reported	$0.34	$0.37	(8.1)%
Adjustments:		.
Loss on dealership disposition	—	0.02
Loss (gain) on debt redemption	0.10	(0.19)

Adjusted diluted income per share (1)	$0.44	$0.20	120.0%

	Three Months Ended March 31,
	2010	2009	% Change

CASH FLOWS FROM OPERATING ACTIVITIES RECONCILIATION:

Net cash provided by (used in) operating activities	$(20,082)	$217,502	(109.2)%

Change in floorplan notes payable-credit facility, excluding floorplan offset account	67,547	(197,660)

Adjusted net cash provided by operating activities (1)	$47,465	$19,842	139.2%

(1)	Adjusted net income, adjusted diluted income per share and adjusted net cash provided by operating activities, mean net income, diluted income per share and net cash provided by operating activities in accordance with GAAP, as the case may be, plus the adjustments noted above. We believe that these adjusted financial measures are relevant and useful to investors because they provide additional information regarding the performance of our operations and improve period-to-period comparability. These measures are not measures of financial performance under GAAP. Accordingly, they should not be considered as substitutes for their unadjusted counterparts, which are prepared in accordance with GAAP. Although we find these non-GAAP results useful in evaluating the performance of our business, our reliance on these measures is limited because the adjustments often have a material impact on our financial statements calculated in accordance with GAAP. Therefore, we typically use these adjusted numbers in conjunction with our GAAP results to address these limitations.

(2)	Adjustment is net of a tax benefit of $135 for the three months ended March 31, 2009, calculated utilizing the applicable federal and state tax rates for the adjustment.

(3)	Adjustments are net of tax benefit of $1,414 and tax provision of $3,164 for the three months ended March 31, 2010 and 2009, respectively, calculated utilizing the applicable federal and state tax rates for the adjustment.